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                                                                      EXHIBIT 99

INVESTOR CONTACT: Valda Colbart, 419-784-2759, rfcinv@rurban.net

    Rurban Financial Corp. Completes Acquisition of Exchange Bancshares, Inc.

Defiance, Ohio - January 3, 2006 - Rurban Financial Corp. (Nasdaq: RBNF) ("Rurban"), a leading provider of full-service banking, investment management, trust services and bank data processing, today announced that the acquisition of Exchange Bancshares, Inc. (OTC BB: EBLO), headquartered in Luckey, Ohio, was completed, effective after the close of business on December 31, 2005. Exchange Bank, with assets of $82.2 million as of September 30, 2005, and with five offices in the northwest Ohio communities of Luckey, Walbridge, Perrysburg, Sylvania and Holland, will continue to operate as Exchange Bank, a subsidiary of Rurban Financial Corp., beginning January 3, 2006.

Kenneth A. Joyce, President and Chief Executive Officer of Rurban Financial Corp., commented, "We welcome Exchange Bank to the Rurban family and are excited about our entry into the Toledo market. We have a team of seasoned professionals in place -- all of them with extensive experience in the local marketplace -- led by President and Chief Executive Officer Hank Thiemann and Michael Bogdan, Executive Vice President and Senior Lender. Exchange Bank customers should benefit from the wider range of products and services that affiliation with Rurban brings, along with a continuation of the personalized community focus that has enabled Exchange Bank to flourish in the Toledo community for over 100 years."

President Hank Thiemann added, "We look forward to building an enhanced awareness of Exchange Bank in the suburban Toledo communities we serve. The professionalism and dedication to quality and service that Exchange brings to the marketplace should provide extensive opportunities to strengthen customer relationships and grow profitably in each of our five communities."

The Board of Directors for Exchange Bank includes Dr. J. Michael Walz as Chairman, Joseph Hirzel, Kenneth Joyce, Marion Layman, David Marsh, and Hank Thiemann.

ABOUT RURBAN FINANCIAL CORP.
Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban's wholly-owned subsidiaries are The State Bank and Trust Company, The Exchange Bank, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFCBC, Inc. The two community banks, State Bank and Exchange Bank, offer a full range of financial services through 18 offices in Allen, Defiance, Fulton, Lucas, Paulding and Wood Counties. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI provides data processing services to community banks in Ohio, Michigan, Indiana, Illinois and Missouri. Rurban's common stock is quoted on the Nasdaq National Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 4,571,317 shares outstanding. The Company's website is http://www.rurbanfinancial.net.



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FORWARD-LOOKING STATEMENTS
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.